UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 20, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32157	84-1318182
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)
6725 Mesa Ridge Road, Suite 100
San Diego, CA 92121
(Address of Principal Executive Offices and Zip Code)
N/A
(Former name or former address if changed since last report)
Registrant’s telephone number, including area code: (858) 552-0866
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On December 20, 2006, ADVENTRX Pharmaceuticals, Inc. (the “Company”) announced that Gregory P. Hanson has been appointed Senior Vice President, Chief Financial Officer and Treasurer, effective immediately. In connection with Mr. Hanson’s appointment, Robert Daniel will no longer serve as the Company’s Acting Chief Financial Officer; he will continue to serve as the Company’s Controller.
     Prior to this appointment, Mr. Hanson, age 60, served as Vice President and Chief Accounting Officer of Avanir Pharmaceuticals, Inc., a publicly traded drug discovery and development company, from May 2006 to December 2006 and as Vice President and Chief Financial Officer of Avanir from July 1998 to May 2006. Also during Mr. Hanson’s tenure at Avanir, he simultaneously served in other executive capacities, including Corporate Compliance Officer since 2002 and Corporate Secretary since July 1998. From September 1995 to July 1998, Mr. Hanson served as Chief Financial Officer of XXsys Technologies, Inc., a publicly-traded company focused on the commercialization of advanced composite technologies; and from May 1993 to September 1995, he held a number of financial positions with The Titan Corporation, a diversified telecommunications and information systems company, including acting Chief Financial Officer and acting Controller for its subsidiary, Titan Information Systems. Earlier in his career, Mr. Hanson held various management positions with Ford Motor Company over a 14-year span and Solar Turbines Incorporated, a subsidiary of Caterpillar Inc., over a 3-year span. Mr. Hanson received a B.S. in Mechanical Engineering from Kansas State University and an M.B.A. with honors from the University of Michigan. He is a Certified Management Accountant and has passed the examination for Certified Public Accountants. Mr. Hanson has been a member of the Financial Accounting Standards Board’s Small Business Advisory Committee since April 2004 and serves on its Agenda Committee.
     In connection with his employment, the Company and Mr. Hanson entered into a letter agreement (the “Offer Letter”) effective December 20, 2006. As set forth in the Offer Letter, Mr. Hanson’s annual base salary is $250,000. His employment with the Company is at-will, but in the event of Mr. Hanson’s involuntary termination (as defined in his Stock Option Agreement described below), and subject to his execution of a general release of claims, Mr. Hanson will receive an amount equal to his base salary for the six-month period immediately prior to the effective date of such involuntary termination (the “Termination Date”), payable in six substantially equal installments over the six-month period following the Termination Date. The Company will also pay in cash all costs it would have otherwise incurred to maintain Mr. Hanson’s health, welfare and retirement benefits if he had continued to render services to the Company during the six-month period following the Termination Date. A copy of the Offer Letter is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     Additionally, the Company’s Board of Directors granted Mr. Hanson a stock option (the “Option”) under the Company’s 2005 Equity Incentive Plan (the “Plan”) to purchase up to 250,000 shares of the Company’s common stock at an exercise price equal to the closing sales price per share of the Company’s common stock as reported on the American Stock Exchange on December 20, 2006, which was the grant date and the date of commencement of Mr. Hanson’s employment with the Company. The Option is subject to the terms and conditions of the Stock Option Agreement approved by the Board (the “Option Agreement”), a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference. As set forth in the Option Agreement, the Option shall vest and become exercisable as to one-fourth of the shares subject to the Option on December 20, 2007, and as to one forty-eighth of the shares subject to the Option at the end of each successive month thereafter until all of the shares subject to the Option have vested and become exercisable, subject to Mr. Hanson’s continuous service (as defined in the Plan) to the Company; provided, however, that the vesting and exercisability of the Option shall accelerate under certain circumstances, including Mr. Hanson’s involuntary termination (as defined in the Option Agreement) and a change in control (as defined in the Plan) of the Company.
     On December 20, 2006, the Company issued a press release announcing the appointment of Mr. Hanson as Senior Vice President, Chief Financial Officer and Treasurer, which press release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2006, between ADVENTRX Pharmaceuticals, Inc. and Gregory P. Hanson

10.2	Stock Option Agreement, effective December 20, 2006, between ADVENTRX Pharmaceuticals, Inc. and Gregory P. Hanson

99.1	Press release, dated December 20, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
Dated: December 20, 2006	By:	/s/ Evan M. Levine
		Name:	Evan M. Levine
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Letter Agreement, dated December 13, 2006, between ADVENTRX Pharmaceuticals, Inc. and Gregory P. Hanson

10.2	Stock Option Agreement, effective December 20, 2006, between ADVENTRX Pharmaceuticals, Inc. and Gregory P. Hanson

99.1	Press release, dated December 20, 2006